EXHIBIT 32.2

In connection with the Annual Report of Daleco Resources Corporation (the "Company") on Form 10-KSB for the period ended September 30, 2006 (the "Report"), I, Stephan V. Benediktson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Stephan V. Benediktson
                                           -------------------------------------
                                           Stephan V. Benediktson
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer
                                           January 12, 2007